CERTIFICATION
PURSUANT TO SECTION 906
OF THE
SARBANES-OXLEY ACT

I, Roland G. Caldwell, Jr., President of C/Funds Group, Inc. (the "Registrant"), certify that:

  The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 27, 2004	/s/ Roland G. Caldwell, Jr.
Roland G. Caldwell, Jr., President (Principal Executive Officer)